UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2006

Winmark Corporation

(Exact name of registrant as specified in its charter)

Minnesota	000-22012	41-1622691
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4200 Dahlberg Drive, Suite 100 Golden Valley, MN	55422-4837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (612) 520-8500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2006, the Compensation Committee of the Board of Directors of Winmark Corporation (“Committee”) approved the Third Amendment (“Amendment”) to the Employment Agreement, dated March 22, 2000 between Winmark Corporation and John L. Morgan, as previously amended by the First Amendment dated February 18, 2001 and the Second Amendment, dated March 23, 2006 (collectively, the “Agreement”).  The Amendment, which was executed by the parties on December 15, 2006, revises Section 3 of the Agreement to allow the Committee the discretion to determine Mr. Morgan’s annual base salary.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full agreement attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

                (d) Exhibits:

10.1	Third Amendment to Employment Agreement, dated December 15, 2006, between Winmark Corporation and John L. Morgan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINMARK CORPORATION

Date: December 20, 2006	By:	/s/ Catherine P. Heaven
Catherine P. Heaven
General Counsel

EXHIBIT INDEX

to

Form 8-K

Winmark Corporation

Exhibit Number	Exhibit Description
10.1	Third Amendment to Employment Agreement, dated December 15, 2006, between Winmark Corporation and John L. Morgan.